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

Item 77 H Insert for:
Scudder Investors Funds, Inc. - N-SAR



1REPORT NUMBER:  R05164                                  DTG TOP
SHAREOWNERS                                        PAGE:
1
 SOURCE PROGRAM: B04824                  HOLDING 25% OR GREATER OF
TOTAL OUTSTANDING SHARES             SUPER SHEET DATE:  03/15/2005
 JOB:            DGZMU024                             CONFIRM
DATE:  02/28/2005                             CURRENT DATE:
03/16/2005
 JOB NUMBER:     J46397
TIME:    11:07:09

 FUND CODE/NAME:     475/SCUDDER GLOBAL BIOTECHNOLOGY FD-A


SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX
ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                                   ***  NO
SHAREOWNERS SELECTED ***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND
:                   2,739
                                 TOTAL NUMBER OF SHARES FOR FUND
:                  0.0000



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